UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street, 56th Floor, Toronto, Ontario, Canada M5X 1C9
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective September 20, 2013, Enhance Skin Products Inc. (the “Company”) entered into a Loan Agreement (Amendment 1) with Mercuriali Ltd. and Samuel Asculai.  This agreement amends a loan agreement between the parties dated March 4, 2013 and provides Mercuriali Ltd. with priority to certain claims over Samuel Asculai in certain circumstances. Samuel Asculai is the Company’s Chief Scientific Officer and Chairman of the Board of Directors.  Mercuriali Ltd. is controlled by Donald Nicholson, the Company’s President, CEO and Director. The foregoing description of the Loan Agreement (Amendment 1) is qualified in its entirety by the text of the Loan Agreement (Amendment 1) which is attached hereto as Exhibit 10.01.

Item 8.01  Other Events.

Upon signature of the Loan Agreement (Amendment 1) Mercuriali Ltd. advanced an additional loan of $15,000 to the Company and may advance further monies.

Item 9.01  Financial Statements and Exhibits

10.01           Loan Agreement (Amendment 1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: September 26, 2013	By:	/s/ Donald Nicholson
Donald Nicholson
President and CEO